UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2011 (September 2, 2011)

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer NO.)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Item 3.01 Failure to Satisfy a Continued Listing Rule

On September 2, 2011, NetSol Technologies, Inc. (the “Company”) received a notice from NASDAQ of failure to comply with a continued listing rule, specifically the minimum bid price of NASDAQ Listing Rule 5550(a)(2).  The Company has a grace period of 180 calendar days in which to regain compliance.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: September 2, 2011	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date: September 2, 2011	/s/ Boo-Ali Siddiqui
BOO-ALI SIDDIQUI
Chief Financial Officer